As filed with the Securities and Exchange Commission on July 10, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Medicis Pharmaceutical Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-1574808
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

8125 North Hayden Road
Scottsdale, Arizona 85258-2463
(Address of Principal Executive Offices including Zip Code)

MEDICIS 2006 INCENTIVE AWARD PLAN
(Full Title of the Plan)

Mark A. Prygocki, Sr.	Copy to:
Executive Vice President,	Charles K. Ruck, Esq.
Chief Financial Officer,	R. Scott Shean, Esq.
Corporate Secretary and Treasurer	Latham & Watkins LLP
8125 North Hayden Road	650 Town Center Drive, Twentieth Floor
Scottsdale, Arizona 85258-2463	Costa Mesa, California 92626
(602) 808-8800	(714) 540-1235

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE
		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate	Amount of
Title of Securities to	to be	Price	Offering	Registration
be Registered (3)	Registered(1)	Per Share(2)	Price(2)	Fee
Class A common stock, par value $0.014	5,000,000	$ 23.64	$ 118,200,000	$ 12,647.40

(1)	The Medicis 2006 Incentive Award Plan (the “2006 Plan”) authorizes the issuance of 5,000,000 shares of the Registrant’s Class A common stock, par value $0.014, all of which are being registered hereunder. In accordance with Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which become issuable under the 2006 Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price for the shares of our Class A common stock set forth in this Registration Statement are calculated on the basis of the average of the high and low trading prices of our Class A common stock, as reported on the New York Stock Exchange on July 5, 2006. No shares of our Class A common stock are subject to outstanding awards under the 2006 Plan as of the date hereof.
(3)	Each share of our Class A common stock being registered hereunder, if issued prior to the termination of the Company’s Amended and Restated Rights Agreement dated August 17, 2005 will include one preferred stock purchase right. Prior to the occurrence of certain events the preferred stock purchase rights will not be exercisable or evidenced separately from the Class A common stock.
Proposed issuances to commence as soon after the effective date of the Registration Statement as practicable.

INTRODUCTION
     This registration statement on Form S-8 is filed by Medicis Pharmaceutical Corporation (referred to herein as “our,” “we” or “us”) relating to 5,000,000 shares of our Class A common stock, par value $0.014 (“Common Stock”), issuable to our eligible employees, directors and consultants under the 2006 Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     We are not filing or including in this Form S-8 the information called for in Part I of Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the Commission:
(1)	Annual Report on Form 10-KT for the transition period beginning July 1, 2005 and ending December 31, 2005 filed with the Commission on March 16, 2006;

(2)	Quarterly Report on Form 10-Q for the three months ended March 31, 2006 filed with the Commission on May 10, 2006;

(3)	Current Reports on Form 8-K filed with the Commission on January 3, 2006, March 15, 2006, March 16, 2006, March 24, 2006, April 17, 2006, May 15, 2006, and May 30, 2006;

(4)	The description of the amended and restated rights agreement, contained in the registration statement on Form 8-A/A filed pursuant to Section 12 of the Exchange Act, dated August 17, 2005, filed with the Commission on August 18, 2005 and any amendment or report filed with the Commission for the purpose of updating the description; and

(5)	The description of the Company’s Common Stock contained in the Company’s registration statement, filed with the Commission on Form 8-A dated April 11, 1990 and any amendment or report filed with the Commission for the purpose of updating the description.
     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this registration statement and are a part hereof from the date of filing of such documents. A Current Report on Form 8-K furnished to the Commission shall not be incorporated by reference into this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
     Not applicable.

Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law (“DGCL”) empowers the Company to indemnify, subject to the standards set forth therein, any person who is a party in any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The DGCL also provides that the Company may purchase insurance on behalf of any of their respective directors, officers, employees or agents.
     Article VI of the Company’s certificate of incorporation provides for indemnification of the officers and directors of the Company to the full extent permitted by the DGCL. Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no provision can eliminate or limit a director’s liability:
•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL, which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption; or

•	for any transaction from which the director derived an improper personal benefit.
     Article V of the Company’s certificate of incorporation eliminates the liability of a director of Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by the DGCL.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

4.1	Amended and Restated Rights Agreement, dated as of August 17, 2005, between the Company and Wells Fargo Bank, N.A., as Rights Agent (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 18, 2005)

4.2	Indenture, dated as of August 19, 2003, by and between the Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, File No. 0-18443, previously filed with the SEC)

4.3	Indenture, dated as of June 4, 2002, by and between the Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2002)

4.4	Supplemental Indenture dated as of February 1, 2005 to Indenture dated as of August 19, 2003 between the Company and Deutsche Bank Trust Company Americas as Trustee (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, File No. 0-18443, previously filed with the SEC)

4.5	Registration Rights Agreement, dated as of June 4, 2002, by and between the Company and Deutsche Bank Securities Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2002)

5.1+	Opinion of Latham & Watkins LLP regarding the legality of the securities being registered.

23.1+	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2+	Consent of Ernst & Young LLP.

24+	Power of Attorney (included in the signature page to this Registration Statement).

99.1	Medicis 2006 Incentive Award Plan (Incorporated by reference to Appendix A of the Definitive Proxy Statement on Schedule 14A filed on April 13, 2006).

Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant, Medicis Pharmaceutical Corporation, a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 10th day of July 2006.

Medicis Pharmaceutical Corporation
By:	/s/ Jonah Shacknai
Jonah Shacknai
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby authorizes and appoints Jonah Shacknai and Mark A. Prygocki, Sr., or either of them, as attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities as of July 10, 2006.

SIGNATURE	TITLE

/s/ Jonah Shacknai	Chairman of the Board of Directors
Jonah Shacknai	and Chief Executive Officer
(Principal Executive Officer)

/s/ Mark A. Prygocki, Sr.	Executive Vice President, Chief Financial Officer,
Mark A. Prygocki, Sr.	Corporate Secretary and Treasurer
(Principal Financial and Accounting Officer)

/s/ Arthur G. Altschul, Jr.	Director
Arthur G. Altschul, Jr.

/s/ Spencer Davidson	Director
Spencer Davidson

/s/ Stuart Diamond	Director
Stuart Diamond

/s/ Peter S. Knight, Esq.	Director
Peter S. Knight, Esq.

/s/ Michael A. Pietrangelo	Director
Michael A. Pietrangelo

/s/ Philip S. Schein, M.D.	Director
Philip S. Schein, M.D.

/s/ Lottie Shackelford	Director
Lottie Shackelford

INDEX TO EXHIBITS

EXHIBIT
4.1	Amended and Restated Rights Agreement, dated as of August 17, 2005, between the Company and Wells Fargo Bank, N.A., as Rights Agent (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 18, 2005)

4.2	Indenture, dated as of August 19, 2003, by and between the Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, File No. 0-18443, previously filed with the SEC)

4.3	Indenture, dated as of June 4, 2002, by and between the Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2002)

4.4	Supplemental Indenture dated as of February 1, 2005 to Indenture dated as of August 19, 2003 between the Company and Deutsche Bank Trust Company Americas as Trustee (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, File No. 0-18443, previously filed with the SEC)

4.5	Registration Rights Agreement, dated as of June 4, 2002, by and between the Company and Deutsche Bank Securities Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2002)

5.1+	Opinion of Latham & Watkins LLP regarding the legality of the securities being registered.

23.1+	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2+	Consent of Ernst & Young LLP.

24+	Power of Attorney (included in the signature page to this Registration Statement).

99.1	Medicis 2006 Incentive Award Plan (Incorporated by reference to Appendix A of the Definitive Proxy Statement on Schedule 14A filed on April 13, 2006).

+	Filed herewith